EXHIBIT 5

                              FULBRIGHT & JAWORSKI
                                     L.L.P.
                  A Registered Limited Liability Partnership    Houston
                                666 Fifth Avenue                Washington, D.C.
                          New York, New York 10103-3198         Austin
                                                                San Antonio
TELEPHONE: 212/318-3000                                         Dallas
FACSIMILE: 212/752-5958                                         New York
                                                                Los Angeles
WRITER'S DIRECT DIAL NUMBER:                                    London
                                                                Hong Kong



August 6, 1997



Bio-Technology General Corp.
70 Wood Avenue South
Iselin, New Jersey  08830

Dear Sirs:

     We refer to the Registration Statement on Form S-3 (the "Registration Statement"), filed by Bio-Technology General Corp. (the "Company") on behalf of certain selling stockholders (the "Selling Stockholders") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 80,000 shares of the Company's Common Stock, $.01 par value (the "Shares") issuable upon exercise of options to purchase shares of Common Stock granted to each of the Selling Stockholders (the "Options").

     As counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion the 80,000 Shares issuable upon the exercise of the Options have been duly and validly authorized and, subsequent to the exercise of the Options and payment of the exercise price by the Selling Stockholders, will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein and elsewhere in the Registration Statement and prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                                         Very truly yours,

                                         /s/   FULBRIGHT & JAWORSKI L.L.P.
                                         --------------------------------